  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 11, 2016

XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18548	77-0188631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Logic Drive, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 559-7778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)    On May 11, 2016, the Board of Directors of Xilinx, Inc. (the “Company”) determined that Mr. Lorenzo A. Flores will become the Company’s Senior Vice President and Chief Financial Officer effective upon Mr. Jon Olson’s retirement from the position of Chief Financial Officer on or about May 19, 2016. Mr. Olson will continue to provide transition services to the Company until his full retirement on July 15, 2016.

Lorenzo A. Flores, 51, joined the Company in September 2008, and has served as the Company’s Corporate Vice President of Finance and Corporate Controller since July 2012.  From September 2008 to June 2012 he served as Vice President of Finance and Corporate Controller.  Prior to joining the Company, Mr. Flores was Assistant Vice President of Financial Planning and Analysis at Cognizant Technology Solutions, served as CFO of a venture funded startup, and spent 10 years at Intel Corporation, a semiconductor chip maker, serving in a variety of positions, including Controller, Intel Architecture CPUs and Controller, Telecommunications and Embedded Group.

There are no family relationships between Mr. Flores and any of the Company’s directors, nominees for director, or executive officers.

The Company will enter into change of control and indemnification agreements with Mr. Flores in the form of the Company’s standard form of change of control agreement for Executive Vice Presidents and Senior Vice Presidents and indemnification agreement. The form of indemnification agreement requires the Company to indemnify officers to the fullest extent permitted by Delaware law. The disclosure set forth below pursuant to Item 5.02(e) with respect to Mr. Flores is hereby incorporated herein.

(e) Executive Incentive Plan for Fiscal Year 2017

On May 12, 2016, the Compensation Committee of the Board of Directors (“Compensation Committee”) approved the Company’s Executive Incentive Plan for fiscal 2017 (the “2017 Incentive Plan”). The 2017 Incentive Plan is designed to tie executive compensation to the executive’s achievement of individual performance goals and the Company’s achievement of financial objectives. The 2017 Incentive Plan is effective as of April 3, 2016.

The 2017 Incentive Plan provides for a cash bonus calculated as a percentage of the executive officer’s base salary. For fiscal 2017, the bonus target for the Chief Executive Officer (“CEO”), Moshe N. Gavrielov, is 150% of his base salary; the bonus target for executive vice presidents, Victor Peng and Vincent L. Tong, is 100% of their respective base salaries; the bonus target for senior vice presidents, Krishna Rangasayee and Lorenzo A. Flores, is 80% of their respective base salaries; and the bonus target for all other Section 16 executive officers is 80% of their respective base salaries.

Under the 2017 Incentive Plan, cash bonuses for the CEO and all other executive officers are determined using three different components, each with a different weighting. The three components are: (1) the Company’s revenue growth (the “Growth Component”), weighted at 40%; (2) the Company’s operating profit determined in accordance with U.S. GAAP (the “OP Component”), weighted at 30%; and (3) individual performance goals pertaining to each officer’s position and responsibilities (the “Individual Performance Component”), weighted at 30%. For all executive officers other than the CEO, the OP Component and the Individual Performance Component are paid on a semi-annual basis, and the Growth Component is paid on an annual basis. For the CEO, the OP Component is paid on a semi-annual basis, and the Individual Performance Component and the Growth Component are paid on an annual basis. At the discretion of the Compensation Committee, any extraordinary or one-time charges may be excluded for purposes of calculating the cash bonuses under the 2017 Incentive Plan.

Growth Component

The Growth Component is designed to reward year-over-year revenue growth. The Growth Component is subject to a minimum threshold for any payout and a multiplier that increases the target payout depending on Company performance. The Growth Component multiplier is 10% if the minimum threshold is met, and 100% if the target is met. If the target revenue growth percentage is met, the multiplier increases by increments of 20% for each percentage increase in revenue growth, and is capped at an annual maximum of 200%.

OP Component

The OP Component is determined by a formula which measures and rewards improvements in the Company’s operating profit. The OP Component is subject to a minimum threshold for any payout and a multiplier that increases the payout depending on Company performance. For the OP Component, the minimum threshold of operating profit percentage is subject to a multiplier of 10%, and the multiplier increases by increments of 10% after the minimum threshold is met. If the target range of operating profit percentage is met, the multiplier is 100%, and thereafter the multiplier increases by increments of 10%, and is capped at a maximum of 200% for each semi-annual measurement period.

Individual Performance Component

For all executive officers other than the CEO, the Individual Performance Component is based on a maximum of ten individual performance goals per semi-annual performance period. The CEO’s Individual Performance Component is based on a maximum of ten individual performance goals for the annual performance period. For all executive officers, achievement of each goal is measured on a scale of 0% achievement to 150% achievement. The threshold for any payout of the Individual Performance Component is 50% overall achievement, and the maximum performance is capped at 150%.

Named Executive Officer and New CFO Fiscal 2017 Salary and Bonus Target

The Compensation Committee also approved the promotion of Vincent L. Tong to Executive Vice President, Global Operations and Quality, effective immediately. Mr. Tong previously served as Senior Vice President, Global Operations and Quality of the Company since January 2015, and has been a Senior Vice President since April 2008.

During its meeting on May 12, 2016, the Compensation Committee also approved changes in the bonus target and base salary for Messrs. Tong and Flores, who will become Chief Financial Officer upon Mr. Jon A. Olson’s retirement as CFO in late May 2016. Following are the salary and bonus targets for fiscal 2017 for the following named executive officers and Mr. Flores:

Named Executive Officer	Fiscal 2017 Salary**	Fiscal 2017 Bonus Target
Moshe N. Gavrielov	$800,000	150%
Jon A. Olson*	$500,000	100%
Victor Peng	$500,000	100%
Vincent L. Tong	$425,000	100%
Krishna Rangasayee	$395,000	80%
Lorenzo A. Flores*	$400,000	80%
*Mr. Olson will retire as CFO in late May 2016, at which time Mr. Lorenzo Flores will become the Company’s Senior Vice President and Chief Financial Officer.
**The base salary for Mr. Flores will be effective on May 19, 2016, and for Mr. Tong on July 1, 2016.
Named Executive Officer and New CFO Equity Grants
The Compensation Committee also approved performance-based restricted stock unit (“RSU”) awards to the executive officers with an effective grant date of July 5, 2016. The target number of performance-based RSU awards is calculated by dividing a cash value by the average closing share price of the Company’s stock from April 1, 2016 to July 1, 2016, rounded up to the nearest 500th stock unit. For fiscal 2017, the cash value for the CEO is $4,500,000; the cash value for Victor Peng, Vincent L. Tong, and Lorenzo A. Flores, is $1,250,000; and the cash value for Krishna Rangasayee is $900,000.
The performance-based RSUs have four performance-based metrics, including 28nm revenue, 20nm/16nm revenue, technology leadership and quality leadership. Following the end of fiscal 2017, the performance metrics are evaluated and the degree of overall achievement, between 0% and 182.5%, is determined. The number of earned performance-based RSUs may increase with overachievement of the applicable performance metrics, including up to a maximum of 182.5% of the target number of performance-based RSUs. Following determination of the number of performance-based RSUs earned, the RSUs actually awarded will be subject to time-based vesting in three equal annual installments, starting one year from the date of grant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: May 13, 2016	By:	/s/ Scott Hover-Smoot
Scott Hover-Smoot
Senior Vice President
and General Counsel